UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement Offering

On April 19, 2013, Staffing 360 Solutions, Inc. (the “Company” or “we”) completed a closing of a private offering (the “Offering”) of Units (defined below) with certain accredited investors (the “Purchasers”) for total gross proceeds of $1,050,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers units (the “Units”) consisting of (i) 27,778 shares (the “Shares”) of our common stock, par value $0.00001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase 13,889 shares (the “Warrant Shares”) of Common Stock at an exercise price of $1.80 per Share, for a purchase price of $25,000 per Unit (the “Purchase Price”).

Warrants

The Warrants are exercisable for an aggregate of 583,338 shares of the Company’s Common Stock. The Warrants are exercisable for a period of three years from the original issue date. The exercise price with respect to the Warrants is $1.80 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the Subscription Agreement and the form of Warrant are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, and 4.1, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On April 19, 2013, we completed a closing of an Offering of Units with Purchasers for total gross proceeds of $1,050,000. Pursuant to a Subscription Agreement, we issued to the Purchasers Units consisting of (i) 27,778 Shares of our Common Stock and (ii) a Warrant to purchase 13,889 Warrant Shares at exercise price of $1.80 per Share, for a purchase price of $25,000 per Unit (the “Purchase Price”).

The Shares and Warrants to purchase shares of Common Stock were offered and sold to the Purchasers in a private transaction in reliance upon exemptions from registration pursuant to the provisions of Section 4(a)(2), Rule 506 of Regulation D or the provisions of Regulation S, each as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act. We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the Units or underlying component securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 8.01	Other Events.

On April 24, 2013, the Company issued a press release announcing the closing, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Subscription Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2013

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President